EXHIBIT 99.2
ENESCO MAKES SEVERAL KEY MANAGEMENT ANNOUNCEMENTS
ITASCA, Ill. — May 11, 2006 — Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, collectible and home décor industry, today made several key management announcements:
•	Enesco’s Board of Directors and Cynthia Passmore have mutually agreed that Ms. Passmore will no longer serve as President, Chief Executive Officer, and director of the Company, effective May 15, 2006. Ms. Passmore will continue as a consultant to the Company during a transition period until September 15, 2006.

•	Enesco’s Board of Directors has named Basil Elliott, Executive Vice President of N.C. Cameron, Enesco’s Canadian subsidiary, as Interim Chief Executive Officer. Mr. Elliott will begin his position as Interim CEO on Monday, May 15, 2006.

•	The Board has appointed Marie Meisenbach Graul as Enesco’s Interim Chief Financial Officer, effective Monday, May 15, 2006. Ms. Graul has served in an advisory capacity to Enesco’s finance team for the past six months.

•	The Board has formed a search committee to begin an immediate search for a permanent CEO. The Board has not identified a specific timetable around the identification of a permanent CEO, and plans to conduct the appropriate due diligence required to identify an executive who will be the right fit with Enesco on a long-term basis. The Board will also continue its search for a permanent Executive Vice President and Chief Financial Officer.
“We are pleased to have Basil Elliott, as well as Marie Graul, leading the Company’s efforts in implementing our operating improvement plan and continuing the significant progress achieved to date,” said Anne-Lee Verville, Chairman of the Board of Enesco. “We are confident in their ability to complete implementation of the plan. Basil’s long tenure with Enesco’s Canadian subsidiary and deep knowledge of our industry will help ensure a smooth transition. Additionally, Marie’s financial expertise as well as her experience overseeing operations will be strong assets to the Company.
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“We appreciate the contributions of Cynthia Passmore in helping to get Enesco to this point. Cynthia has accomplished many important things in her time at Enesco, including focusing the Company on the gift and home décor market, eliminating the unprofitable U.S. Precious Moments business, initiating the operating improvement plan, and working effectively with Jim Shore to grow the Heartwood Creek brand globally.”
Ms. Passmore stated, “Enesco has a strong management team in place that, under Basil’s experienced leadership, can complete implementation of the operating improvement plan and accelerate the Company’s growth into 2007. I am pleased to be able to work with Basil and Marie to transition leadership so that our customers and key stakeholders continue to see strong partnership and improved performance from Enesco.”
Basil Elliott has served as Executive Vice President of Enesco’s Canadian subsidiary, N.C. Cameron, since 1982. From 1974 to 1981, Mr. Elliott served as Vice President of Panhandler Shoppes Limited, a gift retailer he helped grow from three to more than 90 stores in Canada and the U.S. Previously, Mr. Elliott held a sales management position for The Coca Cola Company. As Executive Vice President of N.C. Cameron, Mr. Elliott has been responsible for product sourcing and development, procurement, inventory management, and shipping and distribution. Over the last several years he has developed a successful mass market component to N.C. Cameron’s business. He has spearheaded the development of proprietary brands that have increased to approximately 20% of N.C. Cameron’s revenue. Mr. Elliott holds an Honors B.A. with Distinction from York University.
Prior to joining Enesco, Marie Graul was President of MG Group, an advisory accounting and finance consulting practice. As President of MG Group, Ms. Graul served in an advisory capacity to Enesco’s finance team, specifically Tony Testolin, Chief Accounting Officer and Controller, for the past six months. Ms. Graul has more than 20 years experience in finance and, prior to launching her own business, most recently was Chief Financial Officer of SmartSignal Corporation, a software start-up. Prior to that she served as Chief Financial Officer at companies including Patron Systems, Inc., a public security software company, NTE, Inc., an e-Commerce company, Bernard Technologies, Inc., an international biotech development stage company, and Schawk, Inc., an international public imaging technology company. In her prior CFO positions, Ms. Graul has been responsible for finance, accounting, tax, legal, operations, I.T., human resources, investor relations and administration, among other areas. She has been involved in completing equity and debt financing and has been responsible for the oversight of supply chain and information technology improvements. Ms. Graul also currently serves as Audit Chair on the Board of Directors of Tandem Health Care and Pelican Products. She holds a B.A. from Michigan State University and an M.B.A. from the University of Oklahoma.
First Quarter 2006 Earnings Announcement Date and Conference Call
Enesco will report first quarter 2006 financial results tomorrow, May 12, 2006. The Company will hold a conference call to discuss the management changes as well as first quarter results on Monday, May 15, 2006 at 10:00 a.m. CT (11:00 a.m. ET).
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Investors interested in participating on the live call can do so by calling 1-888-271-7222, and ask for the Enesco Quarterly Earnings conference call. Investors also may listen to the live call via a Webcast at http://www.enesco.com and click on “Investor Relations,” or by logging onto http://www.streetevents.com.
For a phone replay, call 1-800-642-1687, Passcode: 9301961. The phone replay will be available for one month following the conference call.
About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 44,000 customers worldwide, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. Enesco’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Jim Shore Designs, Lilliput Lane, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on Enesco’s web site at www.enesco.com.
This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. Enesco has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: Enesco’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; Enesco’s ability to identify and hire a permanent CEO and Executive Vice President and Chief Financial Officer; Enesco’s success in developing new products and consumer reaction to Enesco’s new products; Enesco’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Jim Shore Designs licenses; Enesco’s ability to grow revenues in mass and niche market channels; Enesco’s ability to comply with covenants contained in its credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, Enesco operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in Enesco’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.
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